Exhibit 99.1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made as of December 7, 2015 by and among A-C DEVELOPMENT CLUB, LLC, a South Carolina limited liability company, A-C FINANCING, LLC, a South Carolina limited liability company, LITCHFIELD SHOPS FINANCING, LLC, a South Carolina limited liability company, LADSON CROSSING FINANCING, LLC, a South Carolina limited liability company, DEVINE CENTER FINANCING, LLC, a South Carolina limited liability company, and SHOPPES AT MYRTLE PARK, LLC, a South Carolina limited liability company (collectively referred to herein as “Seller”), and WHLR-ACD ACQUISITION COMPANY, LLC a Delaware limited liability company, (the “Purchaser”).

W I T N E S S E T H

WHEREAS, Purchaser and Seller are parties to that certain Purchase and Sale Agreement with an Effective Date of November 30, 2015 (the “Agreement”) concerning the purchase and sale of certain properties located in South Carolina and Georgia, as the same are more particularly described in the Agreement; and

WHEREAS, Purchaser and Seller now desire to modify and amend certain provisions of the Agreement.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Amendment. Exhibit “B” to the Agreement, which is a rent roll setting forth all Leases of portions of the Real Property, is hereby deleted in its entirety and replaced with the Exhibit “B” attached hereto.

2. Defined Terms. Any undefined capitalized terms in this Amendment shall have the same meanings as set forth in the Agreement, unless otherwise defined herein.

3. Confirmation. Except as specifically modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect, and are hereby ratified and confirmed by Purchaser and Seller.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile or electronic (email) copies of the signature pages to this Amendment shall be deemed to be originals for all purposes of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal to be effective as of the date first above written.

PURCHASER:

WHLR-ACD ACQUISITION COMPANY, LLC

By:	/s/ Jon. S. Wheeler
Jon S. Wheeler, its Manager

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SELLER:

A-C DEVELOPMENT CLUB, LLC

By: Greenbax Enterprises, Inc., its Managing Member

By:	/s/ David R. Schools
Name:	David R. Schools
Title:	President

A-C FINANCING, LLC

By: A-C Manager, its Manager

By:	/s/ William A. Edenfield, Jr.
Name:	William A. Edenfield, Jr.
Title:	Senior Vice President

LITCHFIELD SHOPS FINANCING, LLC

By: A-C Development Club, LLC, its Member

By: Greenbax Enterprises, Inc., its Managing Member

	By:	/s/ David R. Schools
	Name:	David R. Schools
	Title:	President

[Signatures Continue on the Next Page]

LADSON CROSSING FINANCING, LLC

By:	A-C Development Club, LLC, its Member

By: Greenbax Enterprises, Inc., its Managing Member

	By:	/s/ David R. Schools
		Name:	David R. Schools
		Title:	President

DEVINE CENTER FINANCING, LLC

By:	A-C Development Club, LLC, its Member

By: Greenbax Enterprises, Inc., its Managing Member

		By:	/s/ David R. Schools
		Name:	David R. Schools
		Title:	President

SHOPPES AT MYRTLE PARK, LLC

By:	A-C Development Club, LLC, its Member

By: Greenbax Enterprises, Inc., its Managing Member

		By:	/s/ David R. Schools
		Name:	David R. Schools
		Title:	President